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                                  Exhibit 10.39

                              Consultancy Agreement

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                              Consultancy Agreement


                The following Consultancy Agreement is concluded
                                     between



                                      GAIA
                             Akkumulatorenwerke GmbH
                      Montaniastra. 17 in 99734 Nordhausen
                      represented by the managing director

                    hereinafter referred to as - Principal -


                                       and


                                       SMR

                Strategische Management- und RisikoberatungsGmbH
                         Burchardstr. 17, 20095 Hamburg

                hereinafter referred to as - SMR or Contractor -



                                    Preamble

Due to the technical and economic situation of GAIA Akkumulatorenwerke GmbH, Nordhausen the following Consultancy Agreement is concluded between GAIA and SMR.

                                      (S) 1
                                 Subject matter

1. SMR, represented by R. Tolksdorf, represents GAIA Akkumulatorenwerke GmbH as the managing director of finances, organisation etc.
     The areas of tasks and responsibility are shown in the Rules of Procedure of GAIA.

2. This Consultancy Agreement replaces the current contract of June 2001 and enters into force and effect as per 01.09.2002.
     The Consultancy Agreement has a fixed term of 4 years until 31 August 2006.

3. The parties agree to start talks on an extension of the Consultancy Agreement no later than 6 months before the expiry of the agreement.

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                                      (S) 2
                               Execution of Order

1. The parties proceed on the assumption that the order will be carried out by Mr R. Tolksdorf personally.

                                      (S) 3
                                  Remuneration

1. The Contractor shall charge a monthly fee of(Euro)14,500 (net) for his services in the course of consultancy services.

2. A) Any additional accommodation expenses, customary out-of-pocket expenses and travelling expenses shall be borne by the Principal.

     B) The Principal shall provide to the Contractor an upper-class company car, e.g. Audi A8, for business trips.
     Should the Contractor use his own car, travelling expenses shall be charged at (Euro)0.52/km.

3. The consulting services shall be billed each month on the 20/th/ of the month. The invoices are due for payment immediately after issuing the invoice without any deductions.

                                      (S) 4
                                 Duty of Secrecy

1. The Contractor and any persons possibly assigned by him are obliged to maintain secrecy. This duty of secrecy includes all information on the Principal. The Contractor is obliged to ensure that third parties do not gain any knowledge of business secrets.

2. Confidential information and business secrets are especially information on procedures and business methods of the Principal and his enterprises in technical, commercial and other respects.

3.   This duty of secrecy continues to exist even after the end of the contract.

4. The Contractor may only hand over written comments of all kinds, in particular reports, recommendations and press releases, which refer to the order and the Principal, after obtaining the express, written consent from the Principal.

                                      (S) 5
                                Exclusive Dealing

1. The Contractor undertakes to refrain from carrying out any activity for third parties which could entail the possibility of a conflict of interests between the Principal and a third party.

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                                      (S) 6
                      Safe Custody and Return of Documents

1. The Contractor is obliged to store all the business documents and operational data provided to him in due form and return these to the Principal after the end of the contract.

2. Insofar as the Contractor processes and stores data on electronic data carriers with the Principal's written consent in the course of his order, he is obliged to furnish proof of the erasure thereof or to surrender the data carriers to the Principal at the end of the contract.

                                      (S) 7
                                  Miscellaneous

1.   No verbal additional agreements have been made.
     Amendments and supplements to this Agreement must be made in writing to enter into force and effect.

2. Should individual provisions of this Agreement be or become invalid in toto or in part, this shall not affect the validity of the remaining provisions. By way of interpretation, regulations containing lacunae or invalid provisions shall be supplemented so that a reasonable provision is found which most closely approximates what the commercial aim of the contracting parties was or would have been if the contracting parties had considered the lacunae or the invalidity, taking into account the aim of the contract thereby.

3.   Nordhausen is the place of jurisdiction and venue.

Nordhausen, 10.08.2002                              Nordhausen, 19.08.2002

(Signature)                                         (Signature)
GAIA Akkumulatorenwerke GmbH                        SMR
                                                    Strategische Managment- und
Riskoberatungs GmbH


Approval:
(Signature)
H.H. van Andel